LAZARE KAPLAN INTERNATIONAL

Reports on receiving a notice from NYSE Amex LLC of its intent to initiate delisting proceedings

New York, NY – June 24, 2010 – Lazare Kaplan International Inc. (AMEX:LKI) (the “Company”) announced today that by letter dated June 18, 2010 (the “Notice”), the staff (the “Staff”) of the NYSE Amex LLC (the “Exchange”) notified the Company of the Exchange’s intent to strike the common stock of the Company from the Exchange by filing a delisting application with the Securities and Exchange Commission (the “SEC”), pursuant to Section 1009 of the NYSE Amex Company Guide (the “Company Guide”).

As previously disclosed by the Company, it was notified by the Staff by letter dated September 16, 2009 (the “September Letter”) that the Company was not in compliance with Sections 134 and 1101 of the Company Guide due to its failure to file its Form 10-K for the year ended May 31, 2009 (the “Form 10-K”). The Company’s inability to file the Form 10-K stemmed from its inability to resolve a material uncertainty concerning (a) the collectability and recovery of certain assets, and (b) the Company’s potential obligations under certain lines of credit and a guaranty (all of which, the “Material Uncertainties”). As the Company has been unable to resolve the Material Uncertainties, through ongoing negotiations and/or the initiation of lawsuits with certain of the relevant parties (also as previously disclosed by the Company), the Company is unable to assess the potential effect the ultimate resolution of these matters will have on its financial position and results of operations, or to finalize its (a) financial statements for Fiscal 2009 and obtain an unqualified opinion thereon from its auditors necessary in order to file its Form 10-K, and (b) financial statements for each of the first three fiscal quarters of 2010 or timely file its Form 10-Q’s for those quarters.

In response to the September Letter, the Company submitted a Plan of Compliance to the Staff on October 7, 2009 (the “Plan”), advising the Exchange of action it has taken, or will take, to bring the Company into compliance with Sections 134 and 1101 of the Company Guide.

The Company received a second Deficiency Letter from the Staff dated October 20, 2009, relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended August 31, 2009.

On November 11, 2009, the Exchange notified the Company that it accepted the Plan and granted the Company an extension until December 31, 2009 to regain compliance with the Exchange’s continued listing standards.

On December 31, 2009, the Company submitted to the Staff a supplement to the Plan, requesting an extension of the Exchange’s delisting deadline to May 31, 2010. On January 25, 2010, the Company received a letter from the Staff (the “January Letter”), granting the extension, and advising the Company that the Staff would initiate delisting proceedings if the Company was not in compliance with all of the requirements of the Exchange’s continued listing standards at the end of the Plan period, as so extended. Additionally, the January Letter also related to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended November 30, 2009.

The Company received an additional Deficiency Letter from the Staff dated April 26, 2010, relating to the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended February 28, 2010.

According to the Notice, as the Company has not filed any of its delinquent SEC reports, and due to the prolonged absence of reliable financial information and the uncertainty of when the Company will make its required SEC filings, the Staff has determined that a further listing extension would be inconsistent with applicable Exchange standards. Based on the foregoing, the Staff concluded that it is appropriate to initiate immediate delisting proceedings (the “Decision”). Additionally, the Notice also related to the Company’s failure to hold an annual meeting of its stockholders during its fiscal year ended May 31, 2010, due to the Company being precluded from holding an annual meeting since Rule 14a-3(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that a proxy statement for an annual meeting to elect directors be accompanied by or preceded by an annual report with audited financial statements for the three most recent fiscal years.

In accordance with Sections 1203 and 1009(d) of the Company Guide, the Company has a limited right to appeal the Decision by requesting an oral hearing or a hearing based on a written submission before a Listing Qualifications Panel. If the Company elects not to appeal the Decision by June 25, 2010, it will become final. The Staff will then suspend trading in the Company’s common stock on the Exchange and file an application to the SEC to strike the Company’s common stock from listing and registration on the Exchange in accordance with Section 12 of the Exchange Act and the rules promulgated thereunder.

The Company has determined not to appeal the Exchange’s Decision, and expects for its common stock to be quoted on a tier of the Pink Sheets marketplace subsequent to the delisting. Nevertheless, the Company intends to continue to work as expeditiously as possible to resolve the Material Uncertainties so that the Company can file all of its delinquent SEC reports. Upon filing all such reports, the Company presently expects to reapply to the Exchange for its common stock to again be listed on the Exchange.

Lazare Kaplan International Inc. sells its diamonds and jewelry products through a worldwide distribution network.  The Company is noted for its ideal cut diamonds, which it markets internationally under the brand name, Lazare Diamonds®.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include the ability to resolve the Material Uncertainties discussed above, filing delinquent SEC reports, the quotation of the Company’s common stock on the Pink Sheets marketplace subsequent to delisting, reapplying to the Exchange for the Company’s common stock to be listed on the Exchange, and other factors. The information contained in this press release is accurate only as of the date issued. Investors should not assume that the statements made in these documents remain operative at a later time. Lazare Kaplan International Inc. undertakes no obligation to update any information contained in this news release.